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                                                                   EXHIBIT 10.43



                                CREDIT AGREEMENT


                          Dated as of January 23, 1997


                                      among


                         WESTPOINT STEVENS (UK) LIMITED
                                       and
                           P. J. FLOWER & CO. LIMITED
                                  as Borrowers,


                             WESTPOINT STEVENS INC.
                                  as Guarantor,


                               THE SEVERAL LENDERS
                         FROM TIME TO TIME PARTY HERETO


                                       AND

                               NATIONSBANK, N.A.,
                                    as Agent



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                                CREDIT AGREEMENT



         THIS CREDIT AGREEMENT dated as of January 23, 1997 (the "Credit Agreement"), is by and among WESTPOINT STEVENS (UK) LIMITED ("UK Holdings"), a limited liability company incorporated in England, P. J. FLOWER & CO. LIMITED ("Flower"), a limited liability company incorporated in England (Flower and UK Holdings hereinafter may each be referred to as a "Borrower" or, collectively, as the "Borrowers"), WESTPOINT STEVENS INC., a Delaware corporation (the "Guarantor"), the several lenders identified on the signature pages hereto and such other lenders as may from time to time become a party hereto (the "Lenders") and NATIONSBANK, N.A., as agent for the Lenders (in such capacity, the "Agent").

                               W I T N E S S E T H

         WHEREAS, pursuant to that certain Amended and Restated Credit Agreement, dated as of November 23, 1994, among the Guarantor (as borrower thereunder), the Lenders, and the Agent, the Lenders have extended to the Guarantor (as borrower) certain revolving credit and letter of credit facilities (as amended from time to time, the "WestPoint Credit Agreement");

         WHEREAS, UK Holdings is a wholly-owned subsidiary of the Guarantor, and Flower is a wholly-owned subsidiary of UK Holdings;

         WHEREAS, the Guarantor, UK Holdings, and Flower have requested the Lenders to provide certain foreign currency revolving credit and letter of credit facilities to UK Holdings and Flower, such facilities to be denominated in pounds sterling;

         WHEREAS, the Lenders and the Agent have agreed to provide such foreign currency revolving credit and letter of credit facilities to UK Holdings and Flower upon the terms and conditions contained in this Credit Agreement; and

         WHEREAS, it is the express intention of the Lenders, the Agent, the Guarantor, and the Borrowers that this Credit Agreement shall supplement the WestPoint Credit Agreement by allowing UK Holdings and Flower to borrow and obtain letters of credit in pounds sterling, and although this Credit Agreement supplements the facilities provided to the Guarantor (as a borrower) under the WestPoint Credit Agreement, no term, condition, or other provision of this Credit Agreement shall limit, modify, impair or affect any term, condition or other provision of the WestPoint Credit Agreement;

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                    SECTION 1

                                   DEFINITIONS

         1.1 Definitions. As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:
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                  "Bankruptcy Event" means, with respect to any Person, the
         occurrence of any of the following with respect to such Person: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, administrator, sequestrator (or similar official) of such Person or for any substantial part of its Property or ordering the winding up or liquidation of its affairs; or
         (ii) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, administrator, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of sixty (60) consecutive days; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, administrator, sequestrator (or similar official) of such Person general assignment for the benefit of creditors; or (iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

                  "Borrower" or "Borrowers" has the meaning ascribed to such terms in the Recitals hereof, together with any successors and permitted assigns.

                  "Borrowers' Obligations" means the sum of (i) Foreign Currency Loans, (ii) Foreign LOC Obligations, and (iii) all other charges, fees, expenses and liabilities of the Borrowers arising hereunder or in connection herewith.

                  "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina are authorized or required by law to close, and such day shall also be a day on which dealings in Pounds Sterling are being carried on between banks in London, England.

                  "Closing Date" means January 23, 1997.

                  "Commitment" means, with respect to each Lender, the commitment of such Lender to make Foreign Currency Loans up to the amount of its Foreign Currency Commitment Percentage of the Foreign Currency Committed Amount (including the commitment of such Lender to participate in the Foreign Letters of Credit), and "Commitments" means such commitments of the Lenders collectively.

                  "Credit Documents" means a collective reference to this Credit Agreement, the Foreign Currency Notes, the LOC Documents, and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

                  "Credit Party" means any of the Borrowers and the Guarantor.

                  "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.


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                  "Determination Date" means:

                  (a) the date two Business Days prior to the date any Foreign Currency Loan is made or any Foreign Letter of Credit is issued;

                  (b) the date two Business Days prior to the date any Foreign Currency Loan is continued from the current Interest Period for such Foreign Currency Loan into a subsequent Interest Period;

                  (c) the date of any drawing under any Foreign Letter of Credit;

                  (d) the last Business Day of each month; or

                  (e) the date of any reduction of the Foreign Currency Committed Amount pursuant to the terms of Section 3.4(a).

                  "Dollar Amount" means (a) with respect to Dollars or an amount denominated in Dollars, such amount and (b) with respect to an amount of Pounds Sterling or an amount denominated in Pounds Sterling, the Dollar Equivalent of such amount on the applicable date contemplated in this Credit Agreement.

                  "Dollar Equivalent" means, on any date, with respect to an amount denominated in Pounds Sterling, the amount of Dollars into which the Agent could, in accordance with its practice from time to time in the interbank foreign exchange market, convert such amount of Pounds Sterling at its spot rate of exchange (inclusive of all reasonable related costs of conversion) applicable to the relevant transaction at or about 10:00 A.M., Charlotte, North Carolina time, on such date.

                  "Eligible Assignee" means any Lender or Affiliate or subsidiary of a Lender, and any other commercial bank, financial institution or "accredited investor" (as defined in Regulation D of the Securities and Exchange Commission) reasonably acceptable to the Agent and the Borrowers.

                  "Event of Default" means such term as defined in Section 9.1.

                  "Eurocurrency Rate" means, for the Interest Period for each Foreign Currency Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate equal to the sum of (i) the per annum rate of interest determined by the Agent on the basis of the offered rates for deposits in Pounds Sterling (for a period of time corresponding to such Interest Period and commencing on the first day of such Interest Period) which appear on Telerate Page 3750 (or such other page as may replace that page on that service) as of 11:00 a.m. (London time) two Business Days before the first day of such Interest Period (provided that if at least two such offered rates appear on Telerate Page 3750 (or such other page as may replace that page on that service), the rate in respect of such Interest Period will be the arithmetic mean of such offered rates) plus
         (ii) the MLA Cost. If for any reason the foregoing rates are unavailable from the Telerate service, then the Eurocurrency Rate shall be equal to the sum of (i) a market rate for the applicable Foreign Currency Loan for the applicable Interest Period as reasonably determined by the Agent plus (ii) the MLA Cost.

                  "Foreign Currency Commitment Percentage" means, for any Lender, the percentage identified as its Foreign Currency Commitment Percentage on Schedule 2.1(a), as such percentage


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         may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

                  "Foreign Currency Committed Amount" shall have the meaning assigned to such term in Section 2.1(a).

                  "Foreign Currency Equivalent" means, on any date, with respect to an amount denominated in Dollars, the amount of Pounds Sterling into which the Agent could, in accordance with its practice from time to time in the interbank foreign exchange market, convert such amount of Dollars at its spot rate of exchange (inclusive of all reasonable related costs of conversion) applicable to the relevant transaction at or about 10:00 A.M., Charlotte, North Carolina time, on such date.

                  "Foreign Currency Loans" shall have the meaning assigned to such term in Section 2.1(a).

                  "Foreign Currency Note" means a promissory note of a Borrower in favor of a Lender delivered pursuant to Section 2.1(e) and evidencing the Foreign Currency Loans of such Lender to such Borrower, as such promissory note may be amended, modified, restated or replaced from time to time.

                  "Foreign Letter of Credit" means any letter of credit issued by the Issuing Lender for the account of either Borrower in accordance with the terms of Section 2.2.

                  "Foreign LOC Commitment" means the commitment of the Issuing Lender to issue Foreign Letters of Credit in an aggregate face amount at any time outstanding (together with the amounts of any unreimbursed drawings thereon) of up to the Foreign LOC Committed Amount.

                  "Foreign LOC Committed Amount" shall have the meaning assigned to such term in Section 2.2.

                  "Foreign LOC Obligations" means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Foreign Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Foreign Letters of Credit plus (ii) the aggregate amount of all drawings under Foreign Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

                  "Guarantor" means WestPoint Stevens Inc.

                  "Interest Payment Date" means, for any Foreign Currency Loan, the last day of each Interest Period for such Foreign Currency Loan and the Termination Date, and in addition where the applicable Interest Period is more than 3 months, then also the date 3 months from the beginning of the Interest Period, and each 3 months thereafter. If an Interest Payment Date falls on a date which is not a Business Day, the Interest Payment Date shall be deemed to be the next succeeding Business Day, except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day.

                  "Interest Period" means a period of one, two, three or six months' duration, as the applicable Borrower may elect, commencing, in each case, on the date of the borrowing (including conversions, extensions and renewals), provided, however, (A) if any Interest Period would end on



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         a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (B) no Interest Period shall extend beyond the Termination Date, and (C) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, the Interest Period shall end on the last Business Day of such calendar month.

                  "Interim Foreign Currency Rate" means, for any day, with respect to any Foreign Currency Loan, any participation in a Foreign Letter of Credit or any unreimbursed drawing under a Foreign Letter of Credit, a rate per annum equal to the sum of (i) the average rate at which overnight deposits in Pounds Sterling and approximately equal in principal amount to the applicable Foreign Currency Loan or Foreign Letter of Credit are obtainable by the Agent (or, in the case of any Foreign Letter of Credit, the Issuing Lender) on such day in the interbank market, adjusted to reflect any direct or indirect costs of obtaining such deposits plus (ii) the MLA Cost. The Interim Foreign Currency Rate shall be determined for each day by the Agent or Issuing Lender, as appropriate, and such determination shall be conclusive absent manifest error.

                  "Issuing Lender" means NationsBank.

                  "Lenders" means each of the Persons identified as a "Lender" on the signature pages hereto, and each Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

                  "LOC Documents" means, with respect to any Foreign Letter of Credit, such Foreign Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Foreign Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

                  "MLA Cost" means, with respect to any Foreign Currency Loan made by any Lender, the cost imputed to such Lender of compliance with the Mandatory Liquid Assets requirements of the Bank of England during the Interest Period applicable to such Foreign Currency Loan, expressed as a rate per annum and determined in accordance with Schedule 1.1A.

                  "NationsBank" means NationsBank, N.A. and its successors.

                  "Notice of Borrowing" means a written notice of borrowing in substantially the form of Schedule 1.1B, as required by Section 2.1(b)(i).

                  "Notice of Extension" means the written notice of extension in substantially the form of Schedule 1.1C as required by Section 3.2.

                  "Participation Interest" means, the extension of credit by a Lender by way of a purchase of a participation in any Foreign Letters of Credit or Foreign LOC Obligations as provided in Section 2.2(c) or
         Section 2.2(f), or in any Foreign Currency Loans as provided in Section 3.12.

                  "Pounds Sterling" means the lawful currency of the United Kingdom.



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                  "Qualifying Lender" means any Lender which (i) as of the
         Closing Date, is a bank for the purposes of section 349 Income and Corporation Taxes Act 1988 of the United Kingdom (which under current law has the meaning given in Section 840A of such Act) and (ii) as of the Closing Date, will be within the charge to United Kingdom corporation tax as respects payments of interest to be received by it under this Credit Agreement and the Foreign Currency Notes.

                  "Regulation G, T, U, or X" means Regulation G, T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Reimbursing Borrower" shall have the meaning assigned to such term in Section 2.2(d).

                  "Reimbursement Date" shall have the meaning assigned to such term in Section 2.2(d).

                  "Required Lenders" means, as of the date of determination thereof, the Lenders having 51% or more of the aggregate principal amount of the Commitments then outstanding.

                  "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents (including, in the case of the Borrowers, their Memorandum of Association and Articles of Association) of such Person , and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property.

                  "Termination Date" means the earliest to occur of (i) May 23, 2001, (ii) the date upon which the Foreign Currency Committed Amount shall have been reduced to $0 pursuant to this Credit Agreement or
         (iii) the occurrence of the "Revolver Termination Date" within the meaning of the WestPoint Credit Agreement.

                  "WestPoint Credit Agreement" has the meaning ascribed to such term in the Recitals hereof.

                  "WestPoint Letters of Credit" means collectively the Commercial Letters of Credit and Standby Letters of Credit outstanding pursuant to the terms of the WestPoint Credit Agreement and documents related thereto.

                  "WestPoint Loan" means the Revolving Loans outstanding pursuant to the terms of the WestPoint Credit Agreement.

         1.2 Other Capitalized Terms. Any capitalized term which is not otherwise defined herein shall have the meaning ascribed to such term in the WestPoint Credit Agreement.

         1.3 Computation of Time Periods. For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

         1.4 Accounting Terms. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis.



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                                    SECTION 2

                                CREDIT FACILITIES
                                -----------------

         2.1      Foreign Currency Loan Facility.
                  -------------------------------

                  (a) Foreign Currency Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make available to the Borrowers such Lender's Foreign Currency Commitment Percentage of revolving credit loans in Pounds Sterling ("Foreign Currency Loans") from time to time from the Closing Date until the Termination Date, or such earlier date as the Commitments shall have been terminated as provided herein for the purposes hereinafter set forth; provided, however, that the Dollar Amount (as determined as of the most recent Determination Date) of the aggregate amount of Foreign Currency Loans outstanding at any time shall not exceed TWENTY MILLION DOLLARS ($20,000,000.00) (the "Foreign Currency Committed Amount"); provided, further, (i) with regard to each Lender individually, the Dollar Amount of such Lender's outstanding Foreign Currency Loans shall not exceed such Lender's Foreign Currency Commitment Percentage of the Foreign Currency Committed Amount, (ii) with regard to the Lenders collectively, the sum of the Dollar Amount (as determined as of the most recent Determination Date) of the aggregate principal amount of outstanding Foreign Currency Loans plus the Dollar Amount (as determined as of the most recent Determination Date) of Foreign LOC Obligations outstanding shall not at any time exceed the Foreign Currency Committed Amount and (iii) with regard to the Lenders collectively, the aggregate principal amount of outstanding WestPoint Loans plus WestPoint Letters of Credit plus the Dollar Amount (as determined as of the most recent Determination Date) of the aggregate principal amount of outstanding Foreign Currency Loans plus the Dollar Amount (as determined as of the most recent Determination Date) of Foreign LOC Obligations outstanding shall not exceed the Total Commitments. Foreign Currency Loans may be repaid and reborrowed in accordance with the provisions hereof; provided, however, that no more than 5 separate Foreign Currency Loans shall be outstanding hereunder at any time. For purposes hereof, Foreign Currency Loans with different Interest Periods shall be considered as separate Foreign Currency Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Foreign Currency Loan with a single Interest Period.

                  (b) Foreign Currency Loan Borrowings.
                      ---------------------------------

                           (i) Notice of Borrowing. Either Borrower shall
                  request a Foreign Currency Loan borrowing by written notice (or telephonic notice promptly confirmed in writing) to the office of the Agent specified in Section 3.13(b) not later than 12:00 Noon (London. time) on the third Business Day prior to the date of the requested borrowing. Each such request for borrowing shall be irrevocable and shall specify (A) that a Foreign Currency Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and (D) the Interest Period(s) therefor. If the Borrower(s) shall fail to specify in any such Notice of Borrowing an applicable Interest Period, then such notice shall be deemed to be a request for an Interest Period of one month. The Agent shall give notice to each Lender promptly upon



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                  receipt of each Notice of Borrowing pursuant to this Section
                  2.1(b)(i), the contents thereof and each Lender's share of any borrowing to be made pursuant thereto.

                           (ii) Minimum Amounts. Each Foreign Currency Loan
                  shall be in a minimum aggregate amount equal to (A) with respect to the initial Loans of UK Holdings, the Foreign Currency Equivalent of $4,000,000 and integral multiples of $750,000 in excess thereof (or the remaining amount of the Foreign Currency Committed Amount, if less), and (B) with respect to all other Loans, the Foreign Currency Equivalent of $1,500,000 and integral multiples of $750,000 in excess thereof (or the remaining amount of the Foreign Currency Committed Amount, if less).

                           (iii) Advances. Each Lender will make its Foreign
                  Currency Commitment Percentage of each Foreign Currency Loan borrowing available to the Agent as specified in Section 3.13(b), or in such other manner as the Agent may specify in writing, by 1:00 P.M. (London time) on the date specified in the applicable Notice of Borrowing in Pounds Sterling and in funds immediately available to the Agent. Such borrowing will then be made available to the applicable Borrower by the Agent by crediting the account of such Borrower on the books of the Agent with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

                  (c) Repayment. The principal amount of all Foreign Currency Loans shall be due and payable in full in Pounds Sterling on the Termination Date. The obligations of each Borrower to pay or repay any amounts under this Credit Agreement shall be several.

                  (d) Interest. Subject to the provisions of Section 3.1, Foreign Currency Loans shall bear interest at a per annum rate equal to the Eurocurrency Rate plus the Borrowing Margin applicable to Eurodollar Rate Loans. Interest on Foreign Currency Loans shall be payable (in Pounds Sterling) in arrears on each Interest Payment Date.

                  (e) Foreign Currency Notes. The Foreign Currency Loans made by each Lender shall be evidenced by a duly executed promissory note of each Borrower to each Lender in substantially the form of Schedule 2.1(e).

                  (f) Financial Assistance Prohibition. Flower will use the proceeds of the Foreign Currency Loans and will use the Foreign Letters of Credit solely for the working capital purposes of Flower. Flower will not use any proceeds of the Foreign Currency Loans nor any Foreign Letter of Credit (i) to lend any sum to UK Holdings, (ii) for any purpose which may be unlawful financial assistance for the purposes of
         Part V, Chapter VI of the Companies Act 1985 or any other applicable legislation, or (iii) for any other unlawful purpose.

         2.2  Foreign Letter of Credit Subfacility.
              -------------------------------------

                  (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require, the Lenders will participate in the issuance by the Issuing Lender, from time to time and in Pounds Sterling, of such Foreign Letters of Credit from the date five (5) Business Days subsequent to the Closing Date until the date five (5) Business Days prior to the Termination Date as either Borrower may request, in a form acceptable to the Issuing Lender; provided, however, that (i) the



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         Dollar Amount (as determined as of the most recent Determination Date)
         of the Foreign LOC Obligations outstanding shall not at any time exceed TEN MILLION DOLLARS ($10,000,000) (the "Foreign LOC Committed Amount"),
         (ii) the sum of the Dollar Amount (as determined as of the most recent Determination Date) of the aggregate principal amount of outstanding Foreign Currency Loans plus the Dollar Amount (as determined as of the most recent Determination Date) of Foreign LOC Obligations outstanding shall not at any time exceed the Foreign Currency Committed Amount and
         (iii) with regard to the Lenders collectively, the aggregate principal amount of outstanding WestPoint Loans plus WestPoint Letters of Credit plus the Dollar Amount (as determined as of the most recent Determination Date) of the aggregate principal amount of outstanding Foreign Currency Loans plus the Dollar Amount (as determined as of the most recent Determination Date) of Foreign LOC Obligations outstanding shall not exceed the Total Commitments. No Foreign Letter of Credit shall (x) have an original expiry date more than one year from the date of issuance or (y) as originally issued or as extended, have an expiry date extending beyond the Termination Date. Each Foreign Letter of Credit shall comply with the related LOC Documents. The issuance and expiry dates of each Foreign Letter of Credit shall be a Business Day.

                  (b) Notice and Reports. The request for the issuance of a Foreign Letter of Credit shall be submitted by a Borrower to the Issuing Lender at least three (3) Business Days prior to the requested date of issuance. The Issuing Lender will, at least quarterly and more frequently upon request, disseminate to each of the Lenders and the Borrowers a detailed report specifying the Foreign Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the beneficiary, the face amount and the expiry date as well as any payment or expirations which may have occurred.

                  (c) Participation. Each Lender, upon issuance of a Foreign Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Foreign Letter of Credit and the obligations arising thereunder, in each case in an amount equal to its pro rata share of the obligations under such Foreign Letter of Credit (based on the respective Foreign Currency Commitment Percentages of the Lenders) and shall absolutely, unconditionally and irrevocably be obligated to pay in Pounds Sterling to the Issuing Lender and discharge when due, its pro rata share of the obligations arising under such Foreign Letter of Credit. Without limiting the scope and nature of each Lender's participation in any Foreign Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Foreign Letter of Credit, each such Lender shall pay to the Issuing Lender in Pounds Sterling its pro rata share of such unreimbursed drawing in same day funds on the date three (3) Business Days after notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Reimbursing Borrower to reimburse the Issuing Lender under any Foreign Letter of Credit, together with interest as hereinafter provided.

                  (d) Reimbursement. In the event of any drawing under any Foreign Letter of Credit, the Issuing Lender will promptly notify the Borrowers. The Borrower at whose request such Foreign Letter of Credit was issued (the "Reimbursing Borrower") promises to reimburse the Issuing Lender, on or prior to the date that is three Business Days after any drawing under any Foreign Letter of Credit (the "Reimbursement Date"), an amount equal to such drawing in same



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         day funds (prior to the Reimbursement Date, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Interim Foreign Currency Rate plus the Borrowing Margin applicable to Eurodollar Rate Loans). Unless the Reimbursing Borrower shall immediately notify the Issuing Lender that it intends to otherwise reimburse the Issuing Lender for such drawing, the Reimbursing Borrower shall be deemed to have requested that the Lenders make a Foreign Currency Loan on the Reimbursement Date in the amount of the drawing as provided in subsection (f) below on the related Foreign Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations. If the applicable Borrower shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Interim Foreign Currency Rate plus the Borrowing Margin applicable to Eurodollar Rate Loans plus two percent (2%). Each Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment such Borrower may claim or have against the Issuing Lender, the Agent, the Lenders, the beneficiary of the Foreign Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of such Borrower or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Foreign Letter of Credit. The Issuing Lender will notify the other Lenders on the Reimbursement Date of the amount of any unreimbursed drawing and each Lender shall promptly pay, within three (3) Business Days of the Reimbursement Date, to the Agent for the account of the Issuing Lender in Pounds Sterling and in immediately available funds, the amount of such Lender's pro rata share of such unreimbursed drawing. If such Lender does not pay such amount to the Issuing Lender in full within three (3) Business Days of the Reimbursement Date, such Lender shall, on demand, pay to the Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date three (3) Business Days after the Reimbursement Date until such Lender pays such amount to the Issuing Lender in full at a rate per annum equal to the Interim Foreign Currency Rate. Each Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder or under the WestPoint Credit Agreement, the existence of a Default or Event of Default or the acceleration of the obligations of the Borrowers hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Lender to the Issuing Lender, such Lender shall, automatically and without any further action on the part of the Issuing Lender or such Lender, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawn portion of the Foreign LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the applicable Borrower with respect thereto.

                  (e) Interim Interest. In the event of any drawing under any Foreign Letter of Credit, unless the Reimbursing Borrower shall reimburse the Issuing Lender for such drawing in full on such date, the unpaid amount of such drawing shall bear interest for the account of the Issuing Lender at the Interim Foreign Currency Rate plus the Borrowing Margin applicable to Eurodollar Rate Loans. Interest shall accrue for each day from and including the date of any drawing under any Foreign Letter of Credit to, but excluding, the date of payment in full of such drawing (including by way of a Foreign Currency Loan pursuant to subsection (f) hereof).

                  (f) Repayment with Foreign Currency Loans. On any day on which a Borrower shall have requested, or been deemed to have requested, a Foreign Currency Loan advance to reimburse a drawing under a Foreign Letter of Credit, the Agent shall give notice to the Lenders that a Foreign Currency Loan has been requested or deemed requested by such Borrower to be made in connection with a drawing under a Foreign Letter of Credit, in which case a Foreign Currency Loan advance shall be made to such Borrower by all Lenders on the respective Reimbursement Date (notwithstanding any termination of the Commitments pursuant to Section 9.2) pro rata based on the respective Foreign Currency Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective Foreign LOC Obligations. Each such Lender hereby irrevocably agrees to make its pro rata share of each such Foreign Currency Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may not comply with the minimum amount for advances of Foreign Currency Loans otherwise required hereunder, (ii) whether any conditions specified in Section 5.2 are then satisfied,
         (iii) whether a Default or an Event of Default then exists, (iv) failure of any such request or deemed request for Foreign Currency Loans to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Foreign Currency Loans are otherwise permitted to be made hereunder, (vi) any rights that such Lender may have in respect of such Foreign Currency Loans under Section 3.7, or (vii) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Foreign Currency Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of a Bankruptcy Event with respect to either Borrower or any other Credit Party), then each such Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrowers or the Guarantor on or after such date and prior to such purchase) from the Issuing Lender in Pounds Sterling such participation in the outstanding Foreign LOC Obligations as shall be necessary to cause each such Lender to share in such Foreign LOC Obligations ratably (based upon the respective Foreign Currency Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2)), provided that at the time any purchase of participation pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Issuing Lender, to the extent not paid to the Issuer by the Borrowers or the Guarantor in accordance with the terms of subsection (d) above, interest on the principal amount of participation purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to the Interim Foreign Currency Rate.

                  (g) Renewal, Extension. The renewal or extension of any Foreign Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Foreign Letter of Credit hereunder.

                  (h) Uniform Customs and Practices. The Issuing Lender may have the Foreign Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

                  (i) Indemnification; Nature of Issuing Lender's Duties.
                      ---------------------------------------------------

                           (i) In addition to its other obligations under this
                  Section 2.2, each Borrower hereby agrees to pay, and protect, indemnify and save each Lender (including the Issuing Lender) harmless from and against, any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that such Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Foreign Letter of Credit or (B) the failure of such Lender to honor a drawing under a Foreign Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts").

                           (ii) As between the Borrowers and the Lenders
                  (including the Issuing Lender), the Borrowers shall assume all risks of the acts, omissions or misuse of any Foreign Letter of Credit by the beneficiary thereof. No Lender (including the Issuing Lender) shall be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Foreign Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Foreign Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (D) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Foreign Letter of Credit or of the proceeds thereof; and (E) for any consequences arising from causes beyond the control of such Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

                           (iii) In furtherance and extension and not in
                  limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Lender (including the Issuing Lender), under or in connection with any Foreign Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Lender under any resulting liability to the Borrowers or any other Credit Party. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify each Lender (including the Issuing Lender) against any and all risks involved in the issuance of the Foreign Letters of Credit, all of which risks are hereby assumed by the Borrowers (on behalf of itself and each of the other Credit Parties), including, without limitation, any and all Government Acts. No Lender (including the Issuing Lender) shall, in any way, be liable for any failure by such Lender or anyone else to pay any drawing under any Foreign Letter of Credit as a result of any Government Acts or any other cause beyond the control of such Lender.

                           (iv) Nothing in this subsection (i) is intended to
                  limit the reimbursement obligations of the Borrowers contained in subsection (d) above. The obligations of the Borrowers under this subsection (i) shall survive the termination of this Credit Agreement. No act or omissions of any current or prior beneficiary of a Foreign Letter of Credit shall in any way affect or impair the rights of the Lenders (including the Issuing Lender) to enforce any right, power or benefit under this Credit Agreement.

                           (v) Notwithstanding anything to the contrary
                  contained in this subsection (i), the Borrowers shall have no obligation to indemnify any Lender (including the Issuing Lender) in respect of any liability incurred by such Lender
                  (A) arising solely out of the
                  gross negligence or willful misconduct of such Lender or (B) caused by such Lender's unlawful failure to pay under any Foreign Letter of Credit.

                  (j) Responsibility of Issuing Lender. It is expressly understood and agreed that the obligations of the Issuing Lender hereunder to the Lenders are only those expressly set forth in this Credit Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 5.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.2 shall be deemed to prejudice the right of any Lender to recover from the Issuing Lender any amounts made available by such Lender to the Issuing Lender pursuant to this Section
         2.2 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Foreign Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

                  (k) Conflict with LOC Documents. In the event of any conflict between this Credit Agreement and any LOC Document, this Credit Agreement shall control.


                                    SECTION 3

                 OTHER PROVISIONS RELATING TO CREDIT FACILITIES
                 ----------------------------------------------

         3.1 Default Rate. Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Foreign Currency Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% plus the rate which would otherwise be applicable.

         3.2 Extension. Subject to the terms of Section 5.2, the Borrowers shall have the option, on any Business Day, to extend existing Foreign Currency Loans into a subsequent permissible Interest Period; provided, however, that (i) Foreign Currency Loans may be extended only if no Default or Event of Default is in existence on the date of extension, (ii) all Foreign Currency Loans shall be subject to the terms of the definition of "Interest Period" set forth in Section
1.1 and shall be in such minimum amounts as provided in Section 2.1(b)(ii), and
(iii) no more than 5 separate Foreign Currency Loans shall be outstanding hereunder at any time; provided, that for purposes hereof, Foreign Currency Loans with different Interest Periods shall be considered as separate Foreign Currency Loans, even if they begin on the same date, although borrowings and extensions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Foreign Currency Loan with a single Interest Period. Each such extension shall be effected by the appropriate Borrower by giving a Notice of Extension (or telephonic notice promptly confirmed in writing) to the office of the Agent specified in Section 3.13(b) prior to 11:00 A.M. (London time) on the third Business Day prior to the date of the proposed extension, specifying the date of the proposed extension, the Foreign Currency Loans to be so extended and the applicable Interest Periods with respect thereto. Each request for extension shall constitute a representation and warranty by the Borrowers of the matters specified in subsections (ii), (iii), (iv) and (v) of Section 5.2(a). In the event a Borrower fails to request extension of any Foreign Currency Loan in accordance with this Section, or any extension is not permitted or required by this Section, then such Foreign Currency Loan shall be automatically continued as a Foreign Currency Loan for an Interest Period of one month. The Agent shall give each Lender notice as promptly as practicable of any such proposed extension affecting any Foreign Currency Loan.

         3.3 Prepayments.
             ------------

                  (a) Voluntary Prepayments. The Borrowers shall have the right to prepay Foreign Currency Loans in whole or in part from time to time without premium or penalty; provided, however, that (i) Foreign Currency Loans may only be prepaid on three Business Days' prior written notice to the Agent and specifying the applicable Foreign Currency Loans to be prepaid; (ii) any prepayment of Foreign Currency Loans will be subject to Section 3.10; and (iii) each partial prepayment of Foreign Currency Loans shall be in a minimum principal amount of $1,000,000 (or the Foreign Currency Equivalent thereof) and integral multiples of $1,000,000 (or the Foreign Currency Equivalent thereof) in excess thereof. Subject to the foregoing terms, amounts prepaid hereunder shall be applied as the prepaying Borrower may elect.

                  (b) Mandatory Prepayments.
                      ----------------------

                        (i) If on any Determination Date, the sum of the Dollar Amount of the aggregate Foreign Currency Loans outstanding plus the Dollar Amount of Foreign LOC Obligations outstanding exceeds (as the result of fluctuations in applicable foreign exchange rates or otherwise) the then Foreign Currency Committed Amount, the Borrowers promise to make a mandatory prepayment, in Pounds Sterling, of the Foreign Currency Loans to the Agent in an aggregate Dollar Amount equal to the excess of

                           (x) the amount equal to the sum of the Dollar Amount
                  of the aggregate Foreign Currency Loans outstanding plus the Dollar Amount of Foreign LOC Obligations outstanding over

                           (y) the Foreign Currency Committed Amount.

                  (c) General. All prepayments made pursuant to this Section 3.3 shall be subject to Section 3.10, shall be applied first to Foreign Currency Loans in direct order, shortest to longest, of Interest Period maturities and shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment and all other amounts due and payable hereunder with respect to such Foreign Currency Loans. Amounts prepaid may be reborrowed in accordance with the provisions hereof.

         3.4 Termination and Reduction of Foreign Currency Committed Amount.
             --------------------------------------------------------------

                  (a) Voluntary Reductions. The Borrowers may from time to time permanently reduce or terminate the Foreign Currency Committed Amount in whole or in part (in minimum aggregate amounts of $1,500,000 or in integral multiples of $750,000 in excess thereof (or, if less, the full remaining amount of the then applicable Foreign Currency Committed Amount)) upon three Business Days' prior written notice to the Agent; provided, however, no such termination or reduction shall be made which would reduce the Foreign Currency Committed Amount to an amount less than the Dollar Amount (as determined as of the most recent Determination Date) of the aggregate principal amount of outstanding Foreign Currency Loans plus the Dollar Amount (as determined as of the most recent Determination Date) of Foreign LOC Obligations outstanding. The Agent shall promptly notify each of the Lenders of receipt by the Agent of any notice from the Borrowers pursuant to this Section 3.4(a).

                  (b) Termination Date. The Commitments of the Lenders and the Issuing Lender shall automatically terminate on the Termination Date.

         3.5 Letter of Credit Fees. Each Borrower shall pay to the Agent for the account of the Lenders (based on their respective Pro Rata Shares of the Foreign Letters of Credit), quarterly in arrears on or prior to the day ten (10) days after the last day of each calendar quarter, a per annum fee equal to the applicable Borrowing Margin for Eurodollar Rate Loans (calculated on the basis of a year of 365 days, for actual days elapsed) of the average daily aggregate amount available for drawing during the period from and including the first day of such calendar quarter through the last day of such calendar quarter under all outstanding commercial Foreign Letters of Credit requested by such Borrower and a per annum fee equal to the applicable Borrowing Margin for Eurodollar Rate Loans (calculated on the basis of a year of 365 days, for actual days elapsed) of the average daily aggregate amount available for drawing during the period from and including the first day of such calendar quarter through the last day of such calendar quarter under all outstanding standby Foreign Letters of Credit requested by such Borrower. In addition, each Borrower shall pay the standard service charges for Foreign Letters of Credit issued from time to time by the Issuing Lender including a facing fee of .125% of the face amount of each Foreign Letter of Credit. Such additional fees shall be paid to the Issuing Lender for its own account. All such fees shall be payable when due in immediately available funds and shall be nonrefundable.

         3.6 Capital Adequacy. If, after the date hereof, any Lender has determined that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy), then, upon notice and detailed explanation from such Lender to the applicable Borrower, such Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto.

         3.7 Unavailability.
             ---------------

                  (a) If prior to the first day of any Interest Period, the Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrowers and the Lenders as soon as practicable thereafter. If such notice is given, (A) any such Foreign Currency Loans requested to be made on the first day of such Interest Period shall be deemed rescinded and (B) any such Foreign Currency Loans shall be repaid in full by the Borrowers on the first day of such Interest Period. Until such notice has been withdrawn by the Agent, no further Foreign Currency Loans shall be made or continued.

                  (b) If prior to the first day of any Interest Period, any Lender shall inform the Agent that deposits in Pounds Sterling are not available in the relevant market to any Lender, the Agent shall give telecopy or telephonic notice thereof to the Borrowers and the Lenders as soon as practicable thereafter. If such notice is given, (i) any Foreign Currency Loans requested to be made on the first day of such Interest Period shall be deemed rescinded and (ii) any outstanding Foreign Currency Loans shall be repaid in full by the Borrowers on the first day of such Interest Period. Until such notice has been withdrawn by the Agent, no further Foreign Currency Loans shall be made or continued.

                  (c) If prior to the issuance of any Foreign Letter of Credit, the Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, with respect to the requested Foreign Letter of Credit, Pounds Sterling in the amount of any Lender's participation interest in such Foreign Letter of Credit is not, and/or during the term of such Foreign Letter of Credit will not be, available to any such Lender, then (i) the Agent shall notify the Borrowers and the Lenders of such circumstances and (ii) the Issuing Lender shall have no obligation to issue, and the Lenders shall have no obligation to participate in, such Foreign Letter of Credit.

         3.8 Requirements of Law. If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

                        (a) shall subject such Lender to any tax of any kind whatsoever with respect to any Foreign Letter of Credit, any Foreign Currency Loans made by it or its obligation to make Foreign Currency Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 3.9 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under Section 3.9(b)) and changes in taxes measured by or imposed upon the overall net income, or franchise tax (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof);

                        (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurocurrency Rate hereunder; or

                        (c) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, continuing or maintaining Foreign Currency Loans or issuing or participating in Foreign Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the applicable Borrower from such Lender, through the Agent, in accordance herewith, the applicable Borrower shall be obligated to promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to the applicable Borrower, through the Agent, certifying (x) that one of the events described in this paragraph (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Agent, to a Borrower shall be conclusive and binding on the parties hereto in the absence of manifest error. This covenant shall survive the termination of this Credit Agreement and the payment of the Foreign Currency Loans and all other amounts payable hereunder.

         3.9 Taxes.
             ------

                  (a) Except as provided below in this subsection, all payments made by a Borrower under this Credit Agreement and any Foreign Currency Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, excluding taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes, imposed: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement or any Foreign Currency Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under any Foreign Currency Notes, (A) the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement and any Foreign Currency Notes, provided, however, that each Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection whenever any Non-Excluded Taxes are payable by a Borrower, and (B) as promptly as possible thereafter the applicable Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. If a Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Credit Agreement and the payment of the Foreign Currency Loans and all other amounts payable hereunder.

                  (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                           (X)(i) on or before the date of any payment by a
                  Borrower under this Credit Agreement or Foreign Currency Notes to such Lender, deliver to the Borrowers and the

                  Agent (A) two (2) duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Credit Agreement and any Foreign Currency Notes without deduction or withholding of any United States federal income taxes and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

                                (ii) deliver to the Borrowers and the Agent two
                  (2) further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers; and

                               (iii) obtain such  extensions  of time for filing
                  and complete such forms or certifications as may reasonably be requested by the Borrowers or the Agent; or

                           (Y) in the case of any such Lender that is not a
                  "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (i) represent to the Borrowers (for the benefit of the Borrowers and the Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (ii) agree to furnish to the Borrowers on or before the date of any payment by the Borrowers, with a copy to the Agent two (2) accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Internal Revenue Code with respect to payments to be made under this Credit Agreement and any Foreign Currency Notes (and to deliver to the Borrowers and the Agent two (2) further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Agent for filing and completing such forms), and (iii) agree, to the extent legally entitled to do so, upon reasonable request by the Borrowers, to provide to the Borrowers (for the benefit of the Borrowers and the Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Credit Agreement and any Foreign Currency Notes;

         unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrowers and the Agent.

                  (c) Each Lender (other than any Qualifying Lender) shall, as soon as is reasonably practicable after the Closing Date, file a form FD 13 with the United States Internal Revenue Service in relation to payments made or to be made by the Borrowers under this Credit Agreement and any Foreign Currency Notes. If the United States Internal Revenue Service determines that the form FD 13 filed by such Lender does not establish that the Lender is entitled to receive payments made by the Borrowers under this Credit Agreement and the Foreign Currency Notes as at the date of delivery thereof without deduction or withholding of United Kingdom withholding taxes, such Lender shall, within forty-five (45) days after a written request from the Borrowers, offer such reasonable assistance as the Borrowers may request in order to establish such Lender's entitlement (if any) to receive payments made by the Borrowers under this Credit Agreement and any Foreign Currency Notes without deduction or withholding of United Kingdom withholding taxes. No Borrower shall be required to pay any amounts to any Lender in respect of any deduction or withholding of United Kingdom withholding taxes otherwise payable under this Section 3.9 (and a Borrower, if required by law to do so, shall be entitled to withhold such amounts and pay such amounts to the government of the United Kingdom) if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to provide the Borrowers with the requested forms or other reasonable assistance.

                  (d) Each Person that shall become a Lender or a participant of a Lender pursuant to Section 11.3 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this Section 3.9, provided that in the case of a participant of a Lender the obligations of such participant of a Lender pursuant to this subsection (b) shall be determined as if the participant of a Lender were a Lender except that such participant of a Lender shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

         3.10 Indemnity. Each Borrower promises to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender's gross negligence or willful misconduct) as a consequence of (a) default by such Borrower in making a borrowing of, or continuation of, Foreign Currency Loans after such Borrower has given a notice requesting the same in accordance with the provisions of this Credit Agreement, (b) default by such Borrower in making any scheduled payment of a Foreign Currency Loan or any prepayment of a Foreign Currency Loan after such Borrower has given a notice thereof in accordance with the provisions of this Credit Agreement or (c) the making by such Borrower of a prepayment of Foreign Currency Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed or continued, for the period from the date of such prepayment or of such failure to borrow or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Foreign Currency Loans provided for herein (excluding, however, the Borrowing Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurocurrency market. The covenants of the Borrowers set forth in this Section 3.10 shall survive the termination of this Credit Agreement and the payment of the Foreign Currency Loans and all other amounts payable hereunder.

         3.11 Pro Rata Treatment. Except to the extent otherwise provided herein:

                  (a) Loans. Each Foreign Currency Loan, each payment or prepayment of principal of any Foreign Currency Loan or reimbursement obligations arising from drawings under Foreign Letters of Credit, each payment of interest on the Foreign Currency Loans or reimbursement obligations arising from drawings under Foreign Letters of Credit, each payment of the Foreign Letter of Credit fee (other than the fees expressly for the own account of the Issuing Lender), each reduction of the Foreign Currency Committed Amount and each extension of any Foreign Currency Loan, shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Foreign Currency Loans and Participation Interests.

                  (b) Advances. Unless the Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its Foreign Currency Commitment Percentage of such borrowing available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to the appropriate Borrower a corresponding amount. If such amount is not made available to the Agent by such Lender within the time period specified therefor hereunder, such Lender shall pay to the Agent, on demand, such amount with interest thereon at a rate equal to the Interim Foreign Currency Rate for the period until such Lender makes such amount immediately available to the Agent. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's Foreign Currency Commitment Percentage of such borrowing is not made available to the Agent by such Lender within two Business Days of the date of the related borrowing, the Agent shall notify the Borrowers of the failure of such Lender to make such amount available to the Agent and the Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Foreign Currency Loans hereunder), on demand, from the appropriate Borrower.

         3.12 Sharing of Payments. The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Foreign Currency Loan, Foreign LOC Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a participation in such Foreign Currency Loans, Foreign LOC Obligations and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrowers agree that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Foreign Currency Loan, Foreign LOC Obligations or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or the Agent to the Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the Interim Foreign Currency Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.12 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.12 to share in the benefits of any recovery on such secured claim.

         3.13  Payments, Computations, Etc.
               ----------------------------

                  (a) Currency of Payments. Each payment on account of an amount due from any Credit Party hereunder or under any other Credit Document shall be made by such Credit Party to the Agent for the pro rata account of the Lenders entitled to receive such payment as provided herein in the currency in which such amount is denominated. Without limiting the terms of the preceding sentence, accrued interest on any Foreign Currency Loans and all fees owing with respect to Foreign Letters of Credit shall be payable in Pounds Sterling. Upon request, the Agent will give the Credit Parties a statement showing the computation used in calculating such amount, which statement shall be conclusive in the absence of manifest error. The obligation of each Credit Party to make each payment on account of such amount in the currency in which such amount is denominated shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any other currency, except to the extent such tender or recovery shall result in the actual receipt by the Agent of the full amount in the appropriate currency payable hereunder. Each Credit Party agrees that its obligation to make each payment on account of such amount in the currency in which such amount is denominated shall be enforceable as an additional or alternative claim for recovery in such currency of the amount (if any) by which such actual receipt shall fall short of the full amount of such currency payable hereunder, and shall not be affected by judgment being obtained for such amount.

                  (b) Place and Manner of Payments. Except as otherwise specifically provided herein, all payments hereunder shall be made to the Agent in immediately available funds, without offset, deduction, counterclaim or withholding of any kind, prior to 2:00 P.M. (London time) on the date due at the office of the Agent at 35 New Broad Street, GB1-001-01-01, London, England EC2M 1NH or at such other place as may be designated by the Agent to the Borrowers in writing. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the applicable Borrower maintained with the Agent (with notice to the Borrowers). Each Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Agent the Foreign Currency Loans, Foreign LOC Obligations, fees, interest or other amounts payable by such Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Agent shall distribute such payment to the Lenders in such manner as the Agent may determine to be appropriate in respect of obligations owing by such Borrower hereunder, subject to the terms of
         Section 3.11). The Agent will distribute such payments to such Lenders, if any such payment is received prior to 12:00 Noon (Charlotte, North Carolina time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Agent will distribute such payment to such Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and fees for the period of such extension), except that if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 365 days. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

                                    SECTION 4

                                    GUARANTY
                                    --------

         4.1 The Guarantee. The Guarantor hereby guarantees to each Lender and the Agent as hereinafter provided the prompt payment of the Borrowers' Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantor hereby further agrees that if any of the Borrowers' Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Borrowers' Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

         4.2 Obligations Unconditional. The obligations of the Guarantor under
Section 4.1 are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Borrowers' Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.2 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances. The Guarantor agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against either Borrower of the Borrowers' Obligations for amounts paid under this Section 4 until such time as the Lenders have been paid in full, all Commitments under this Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantor hereunder which shall remain absolute and unconditional as described above:

                  (i) at any time or from time to time, without notice to the Guarantor, the time for any performance of or compliance with any of the Borrowers' Obligations shall be extended, or such performance or compliance shall be waived;

                  (ii) any of the acts mentioned in any of the provisions of any of the Credit Documents or any other agreement or instrument referred to therein shall be done or omitted;

                  (iii) the maturity of any of the Borrowers' Obligations shall be accelerated, or any of the Borrowers' Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents or any other agreement or instrument referred to therein shall be waived or any other guarantee of any of the Borrowers' Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with; or

                  (iv) any of the Borrowers' Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of the Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of the Guarantor).

With respect to its obligations hereunder, the Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents or any other agreement or instrument referred to therein, or against any other Person under any other guarantee of, or security for, any of the Borrowers' Obligations.

         4.3 Reinstatement. The obligations of the Guarantor under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Borrowers' Obligations is rescinded or must be otherwise restored by any holder of any of the Borrowers' Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantor agrees that it will indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         4.5 Remedies. The Guarantor agrees that, to the fullest extent permitted by law, as between the Guarantor, on the one hand, and the Agent and the Lenders, on the other hand, the Borrowers' Obligations may be declared to be forthwith due and payable as provided in Section 9.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in said
Section 9.2) for purposes of Section 4.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Borrowers' Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Borrowers' Obligations being deemed to have become automatically due and payable), the Borrowers' Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantor for purposes of Section 4.1.

         4.6 Continuing Guarantee. The guarantee in this Section 4 is a continuing guarantee, and shall apply to all Borrowers' Obligations whenever arising.


                                    SECTION 5

                                   CONDITIONS
                                   ----------

         5.1 Closing Conditions. The obligation of the Lenders to enter into this Credit Agreement and to make the initial Foreign Currency Loans or the Issuing Lender to issue the initial Foreign Letter of Credit, whichever shall occur first, shall be subject to satisfaction of the following conditions (in form and substance acceptable to the Lenders):

                  (a) The Agent shall have received original counterparts of this Credit Agreement executed by each of the parties hereto;

                  (b) The Agent shall have received appropriate original Foreign Currency Notes for each Lender, executed by each Borrower;

                  (c) The Agent shall have received all documents it may reasonably request relating to the existence and good standing of each of the Credit Parties, the corporate or other necessary authority for and the validity of the Credit Documents, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Agent;

                  (d) The Agent shall have received a certificate executed by the chief financial officer of the Borrowers as of the Closing Date stating that immediately after giving effect to this Credit Agreement and the other Credit Documents, (i) each Borrower on a consolidated basis is Solvent, (ii) no Default or Event of Default exists and (iii) the representations and warranties set forth in Section 6 are true and correct in all material respects;

                  (e) The Agent shall have received a legal opinion of Weil, Gotshal & Manges LLP, counsel for the Credit Parties, dated as of the Closing Date and substantially in the form of Schedule 5.1(e);

                  (f) The acquisition of Flowers by UK Holdings shall have been consummated on terms and conditions reasonably satisfactory to the Agent; and

                  (g) The Agent shall have received such other documents, agreements or information which may be reasonably requested by the Agent (including, without limitation, an opinion of English counsel for the Credit Parties, in form and substance reasonably satisfactory to the Agent).

         5.2 Conditions to all Extensions of Credit. The obligations of each Lender to make or extend any Foreign Currency Loan and of the Issuing Lender to issue or extend Foreign Letters of Credit (including the initial Foreign Currency Loans and the initial Foreign Letter of Credit) are subject to satisfaction of the following conditions in addition to satisfaction on the Closing Date of the conditions set forth in Section 5.1:

                           (i) The applicable Borrower shall have delivered (A)
                  in the case of any Foreign Currency Loan, an appropriate Notice of Borrowing or Notice of Extension or (B) in the case of any Foreign Letter of Credit, the Issuing Lender shall have received an appropriate request for issuance in accordance with the provisions of Section 2.1(b) or of Section 2.2(b);

                           (ii) The representations and warranties set forth in
                  Section 6 shall be, subject to the limitations set forth therein, true and correct in all material respects as of such date (except for those which expressly relate to an earlier date);

                           (iii) There shall not have been commenced against
                  either Borrower or the Guarantor an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded;

                           (iv) No Default or Event of Default shall exist and
                  be continuing either prior to or after giving effect thereto; and

                           (v) Immediately after giving effect to the making of
                  such Foreign Currency Loan (and the application of the proceeds thereof) or to the issuance of such Foreign Letter of Credit, as the case may be, (A) the sum of the Dollar Amount (as determined as of the most recent Determination
                  Date) of the aggregate principal amount of outstanding Foreign Currency Loans plus the Dollar Amount (as determined as of the most recent Determination Date) of Foreign LOC Obligations outstanding shall not exceed the aggregate Foreign Currency Committed Amount and (B) the aggregate principal amount of outstanding WestPoint Loans plus WestPoint Letters of Credit plus the Dollar Amount (as determined as of the most recent Determination Date) of the aggregate principal amount of outstanding Foreign Currency Loans plus the Dollar Amount (as determined as of the most recent Determination Date) of Foreign LOC Obligations outstanding shall not exceed the Total Commitments.

The delivery of each Notice of Borrowing, each Notice of Extension and each request for a Foreign Letter of Credit pursuant to Section 2.1(b) or Section 2.2(b) shall constitute a representation and warranty by the requesting Borrower of the correctness of the matters specified in subsections (ii), (iii), (iv), and (v) above.


                                    SECTION 6

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         The Credit Parties hereby represent to the Agent and each Lender that:

         6.1 Organization; Existence; Compliance with Law. Each of the Credit Parties (a) is a corporation duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the corporate or other necessary power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged,
(c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not be reasonably expected to have a material adverse effect, and (d) is in compliance with all material Requirements of Law.

         6.2 Power; Authorization; Enforceable Obligations. Each of the Credit Parties has the corporate or other necessary power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party, and, in the case of the Borrowers, to obtain extensions of credit hereunder. Each of the Credit Parties has taken all necessary corporate action to authorize the borrowings and other extensions of credit on the terms and conditions of this Credit Agreement and to authorize the execution, delivery and performance of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Credit Party in connection with the borrowings or other extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of the Credit Documents to which such Credit Party is a party, except for consents, authorizations, notices and filings described in
Schedule 6.2, all of which have been obtained or made or have the status described in such Schedule 6.2. This Credit Agreement has been, and each other Credit Document to which any Credit Party is a party will be, duly executed and delivered on behalf of the Credit Parties. This Credit Agreement constitutes, and each other Credit Document to which any Credit Party is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Credit Party enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         6.3 No Legal Bar. The execution, delivery and performance of the Credit Documents by the Credit Parties, the borrowings or other extensions of credit hereunder and the use of the proceeds thereof (a) will not violate any Requirement of Law or contractual obligation of any Credit Party, (b) will not result in, or require, the creation or imposition of any Lien on any of the properties or revenues of any Credit Party pursuant to any such Requirement of Law or contractual obligation, and (c) will not violate or conflict with any provision of any Credit Party's articles of incorporation, charter, by-laws or similar organizational documents (including, in the case of the Borrowers, their Memorandum of Association and Articles of Association).

         6.4  Governmental Regulations, Etc.

                  (a) No part of the Foreign Letters of Credit or proceeds of the Foreign Currency Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation G or Regulation U, or for the purpose of purchasing or carrying or trading in any securities. If requested by any Lender or the Agent, each of the Borrowers will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U. No indebtedness being reduced or retired out of the proceeds of the Foreign Currency Loans was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation
         T. "Margin stock" within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Borrowers. None of the transactions contemplated by this Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Foreign Currency Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation G, T, U or X.

                  (b) Neither Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, neither Borrower is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (c) This Credit Agreement and each Foreign Currency Note is in proper legal form for the enforcement hereof or thereof against the Borrowers, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Credit Agreement and the Foreign Currency Notes it is not necessary that this Credit Agreement, the Foreign Currency Notes or any other Credit Document be filed, registered or recorded with, or executed or notarized before, any court or other authority in the United Kingdom or that any registration charge or stamp or similar tax be paid on or in respect of this Credit Agreement, the Foreign Currency Notes or any other Credit Document.

         6.5 Taxes. There are no income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, imposed, levied, collected, withheld or assessed by any English court, or governmental body, agency or other official either (a) on or by virtue of the execution or delivery of this Credit Agreement, the Foreign Currency Notes or any other Credit Document or (b) on any payment to be made by the Borrower under this Credit Agreement, the Foreign Currency Notes or any other Credit Document.


                                    SECTION 7

                              AFFIRMATIVE COVENANTS
                              ---------------------

         Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding, and until all of the Commitments hereunder shall have terminated:

         7.1 Incorporated Affirmative Covenants. Each Credit Party shall, and the Guarantor shall cause each other Credit Party to, fully honor and perform each of the affirmative covenants set forth in Section 5.1 of the WestPoint Credit Agreement, each of which covenants are hereby expressly incorporated herein by reference.

         7.2 Financial Statements. Each Borrower will furnish, or cause to be furnished, to the Agent:

                  (a) Annual Financial Statements. As soon as available, and in any event within 95 days after the close of each fiscal year of UK Holdings, a consolidated and consolidating balance sheet of UK Holdings and its Subsidiaries, as of the end of such fiscal year, together with related consolidated and consolidating statements of income, operations and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated and consolidating figures as of the end of and for the preceding fiscal year, all such financial information to be in form and detail reasonably satisfactory to the Agent and such financial statements shall have been prepared in accordance with GAAP, except as disclosed to the Lenders and accepted by the Required Lenders. All such statements shall be accompanied by a certificate of the chief financial officer of UK Holdings to the effect that such annual financial statements fairly present in all material respects the financial condition of and results of operations for UK Holdings and its Subsidiaries and have been prepared in accordance with GAAP, except as disclosed to the Lenders and accepted by the Required Lenders.

                  (b) Quarterly Financial Statements. As soon as available, and in any event within 50 days after the close of each fiscal quarter of each Borrower and its Subsidiaries (other than the fourth fiscal quarter, in which case 95 days after the end thereof) a consolidated and consolidating balance sheet of UK Holdings and its Subsidiaries, as of the end of such fiscal quarter, together with related consolidated and consolidating statements of income, operations and retained earnings and of cash flows for such fiscal quarter in each case setting forth in comparative form consolidated and consolidating figures for the corresponding date or period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail reasonably acceptable to the Agent, and accompanied by a certificate of the chief financial officer of the UK Holdings to the effect that such quarterly financial statements fairly present in all material respects the financial condition of and results of operations for UK Holdings and its Subsidiaries and have been prepared in accordance with GAAP, except as disclosed to the Lenders and accepted by the Required Lenders.


                                    SECTION 8

                               NEGATIVE COVENANTS
                               ------------------

         Each Credit Party hereby covenants and agrees that, so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding, and until all of the Commitments hereunder shall have terminated, it shall, and the Guarantor shall cause each other Credit Party to, fully honor and comply with each of the negative covenants set forth in Section 5.2 of the WestPoint Credit Agreement, each of which covenants are hereby expressly incorporated herein by reference; provided, however, that, on or prior to the Closing Date, the Borrowers shall be permitted to enter into any sale and leaseback transaction related to the acquisition of Flower by UK Holdings.


                                    SECTION 9

                                EVENTS OF DEFAULT
                                -----------------

         9.1 Events of Default. An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

                  (a) Payment. Any Credit Party shall

                           (i) default in the payment when due of any principal
                  of any of the Foreign Currency Loans or of any reimbursement obligations arising from drawings under Foreign Letters of Credit, or

                           (ii) default, and such default shall continue for
                  five (5) or more days, in the payment when due of any interest on the Foreign Currency Loans or on any reimbursement obligations arising from drawings under Foreign Letters of Credit, or of any fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or

                  (b) Guaranty. The guaranty given by the Guarantor hereunder or any provision thereof shall cease to be in full force and effect, or the Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty, or the Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any guaranty (including Section 4 hereof); or

                  (c) Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

                  (d) Bankruptcy Event. Any Bankruptcy Event shall occur with respect to any Credit Party; or

                  (e) Ownership. The Guarantor shall cease to own directly or indirectly all of the outstanding capital stock of either of the Borrowers; or

                  (f) Incorporated Events of Default. There shall occur and be continuing any Event of Default under and as defined in the WestPoint Credit Agreement.

         9.2 Acceleration; Remedies. Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the requisite Lenders (pursuant to the voting conditions of Section 11.6) or cured to the satisfaction of the requisite Lenders (pursuant to the voting procedures in Section 11.6), the Agent shall, upon the request and direction of the Required Lenders, by written notice to the Credit Parties take any of the following actions without prejudice to the rights of the Agent or any Lender to enforce its claims against the Credit Parties, except as otherwise specifically provided for herein:

                  (i) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

                  (ii) Acceleration. Declare the unpaid principal of and any accrued interest in respect of all Foreign Currency Loans, any reimbursement obligations arising from drawings under Foreign Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by the Borrowers to any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each of the Borrowers.

                  (iii) Cash Collateral. Direct (A) the Borrowers to pay to the Agent additional cash, to be held by the Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the Foreign LOC Obligations in respect of subsequent drawings under all then outstanding Foreign Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Foreign Letters of Credits then outstanding.

                  (iv) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents and all rights of set-off.

         Notwithstanding the foregoing, if a Bankruptcy Event shall occur with respect to any Credit Party, then the Commitments shall automatically terminate and all Foreign Currency Loans, all reimbursement obligations arising from drawings under Foreign Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid fees and other indebtedness or obligations owing to the Lenders hereunder automatically shall immediately become due and payable without the giving of any notice or other action by the Agent.


                                   SECTION 10

                                AGENCY PROVISIONS
                                -----------------

         Each of the terms, conditions, and provisions of Article VIII of the WestPoint Credit Agreement are hereby expressly incorporated herein by reference and applied with equal force to this Credit Agreement, including without limitation the appointment of the Agent, the rights of indemnification, resignation of the Agent, and the nature of the duties of the Agent. Any successor Agent appointed pursuant to Article VIII of the WestPoint Credit Agreement shall automatically replace and succeed the Agent hereunder.


                                   SECTION 11

                                  MISCELLANEOUS
                                  -------------

         11.1 Notices. Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (i) when delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number set out below, (iii) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Borrowers, the Guarantor and the Agent, set forth below, and, in the case of the Lenders, set forth on Schedule 2.1(a), or at such other address as such party may specify by written notice to the other parties hereto:

                  if to the Borrowers or the Guarantor:

                           WestPoint Stevens, Inc.
                           507 W. 10th Street
                           P.O. Box 71
                           West Point, Georgia  31833
                           Attn: Morgan Scheussler
                           Telephone: (706) 645-4230
                           Telecopier: (706) 645-4969

                  with a copy to the Legal Department at the above address.

                  if to the Agent:

                           NationsBank, N.A.
                           NationsBank Corporate Center, 8th Floor
                           100 North Tryon Street
                           Charlotte, NC  28255
                           Attn:  J. Timothy Martin
                                      Senior Vice President
                           Telephone:  (704) 386-8385
                           Telecopy:   (704) 386-1270

         11.2 Right of Set-Off. Subject to Section 3.12, in addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default which is continuing, unremedied and unwaived, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Credit Party against obligations and liabilities of such Credit Party to such Lender hereunder, under the Foreign Currency Notes, under the other Credit Documents or otherwise, irrespective of whether such Lender shall have made any demand hereunder and although such obligations, liabilities or claims of such Lender to such Credit Party, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. Each of the Credit Parties hereby agrees that any Person purchasing a participation in the Foreign Currency Loans and Commitments hereunder pursuant to Section 11.3(c) or Section 3.12 may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder.

         11.3  Benefit of Agreement.
               ---------------------

                  (a) Generally. This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that none of the Credit Parties may assign and transfer any of its interests or obligations without prior written consent of the Lenders; provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in this Section 11.3, provided however that nothing herein shall prevent or prohibit any Lender from (i) pledging its Foreign Currency Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (ii) granting assignments or participations in such Lender's Foreign Currency Loans and/or Commitments hereunder to its parent company and/or to any affiliate of such Lender which is at least 50% owned by such Lender or its parent company.

                  (b) Assignments. Each Lender may, with the prior written consent of the Borrowers and the Agent, which consent shall not be unreasonably withheld or delayed (provided that no consent shall be required during the existence and continuation of an Event of Default), assign all or a portion of its rights and obligations hereunder pursuant to an assignment agreement substantially in the form of
         Exhibit 11.3(b) to one or more Eligible Assignees; provided that (i) any such assignment shall be in a minimum aggregate amount of $2,000,000 (or, if less, the remaining amount of the Commitment being assigned by such Lender) and in integral multiples of $1,000,000 above such amount, (ii) each such assignment shall be of a constant, not varying, percentage of all of the assigning Lender's rights and obligations under the Commitment being assigned, and (iii) any such assignment is accompanied by an assignment by such Lender to such Eligible Assignee(s) of an equal percentage of all of the assigning Lender's rights, obligations and commitments under the WestPoint Credit Agreement. Any assignment hereunder shall be effective upon satisfaction of the conditions set forth above and delivery to the Agent of a duly executed assignment agreement together with a transfer fee of $3,500 payable to the Agent for its own account. Upon the effectiveness of any such assignment, the assignee shall become a "Lender" for all purposes of this Credit Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder to the extent of the Foreign Currency Loans and Commitment components being assigned. Along such lines each Borrower agrees that upon notice of any such assignment and surrender of the appropriate Foreign Currency Note or Foreign Currency Notes, it will promptly provide to the assigning Lender and to the assignee separate Foreign Currency Notes substantially in the form of the original Foreign Currency Note or Foreign Currency Notes (but with notation thereon that it is given in substitution for replacement notes thereof).

                  (c) Participations. Each Lender may sell, transfer, grant or assign participations in all or any part of such Lender's interest and obligations hereunder; provided that (i) such selling Lender shall remain a "Lender" for all purposes under this Credit Agreement (such selling Lender's obligations under the Credit Documents remaining unchanged) and the participant shall not constitute a Lender hereunder,
         (ii) no such participant shall have, or be granted, rights to approve any amendment or waiver relating to this Credit Agreement or the other Credit Documents except to the extent any such amendment or waiver would (A) reduce the principal of or rate of interest on or in respect of any Foreign Currency Loans or any Foreign LOC Obligations or any fees in which such participant is participating, (B) postpone the date fixed for any payment of principal (including extension of the Termination Date or the date of any mandatory prepayment), interest or fees in which such participant is participating, or (C) release all or substantially all of the collateral or guaranties (except as expressly provided in the Credit Documents) supporting any of the Foreign Currency Loans, Foreign LOC Obligations or Commitments in which such participant is participating, (iii) sub-participations by such participant (except to an Affiliate, parent company or Affiliate of a parent company of such participant) shall be prohibited and (iv) any such participations shall be in a minimum aggregate amount of $1,000,000 (or, if less, the remaining amount of the Commitment being participated by such Lender) of the Commitments and in integral multiples of $1,000,000 in excess thereof. In the case of any such participation, such participant shall not have any rights under this Credit Agreement or the other Credit Documents (such participant's rights against the selling Lender in respect of such participation to be those set forth in the participation) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

         11.4 No Waiver; Remedies Cumulative. No failure or delay on the part of the Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle the Borrowers or any other Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Lenders to any other or further action in any circumstances without notice or demand.

         11.5 Payment of Expenses, etc. Each Borrower agrees to: (i) pay all reasonable out-of-pocket costs and expenses of the Agent in connection with the negotiation, preparation, execution and delivery and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, special counsel to the Agent) and any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Credit Parties under this Credit Agreement and of the Agent and the Lenders in connection with enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Agent and each of the Lenders); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify each Lender, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Lender is a party thereto) related to the entering into and/or performance of any Credit Document or the use of proceeds of any Foreign Currency Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified).

         11.6 Amendments, Waivers and Consents. Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, the Required Lenders, provided that no such amendment, change, waiver, discharge or termination shall, without the consent of each Lender, (i) extend the scheduled maturities (including the final maturity and any mandatory prepayments) of any Foreign Currency Loan, or any portion thereof, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or fees hereunder or reduce the principal amount thereof, or increase the Commitments of the Lenders over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or of a mandatory reduction in the total Commitments shall not constitute a change in the terms of any Commitment of any Lender), (ii) release the Guarantor from its guaranty obligations hereunder (except as expressly provided in the Credit Documents),
(iii) amend, modify or waive any provision of this Section or Section 3.6, 3.9, 3.10, 3.11, 3.12, 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 5.1, 5.2, 9.1, 9.2, 11.2, 11.3,
11.5 or 11.9, (iv) reduce any percentage specified in, or otherwise modify, the definition of "Foreign Currency Equivalent," "Determination Date," "Dollar Amount," "Dollar Equivalent," or "Required Lenders" or (v) consent to the assignment or transfer by any Borrower or the Guarantor of any of its rights and obligations under (or in respect of) this Credit Agreement or any other Credit Document. No provision of Section 2.2 may be amended without the consent of the Issuing Lender, and no provision of Section 10 may be amended without the consent of the Agent.

         11.7 Counterparts. This Credit Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart.

         11.8 Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

         11.9 Survival of Indemnification. All indemnities set forth herein, including, without limitation, in Section 2.2(i), 3.9, 3.10, or 11.5 shall survive the execution and delivery of this Credit Agreement, and the making of the Foreign Currency Loans, the issuance of the Foreign Letters of Credit, the repayment of the Foreign Currency Loans, Foreign LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

         11.10 Governing Law; Submission to Jurisdiction; Venue; Arbitration.
               --------------------------------------------------------------

                  (a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of North Carolina in Mecklenburg County, or of the United States for the Western District of North Carolina, and, by execution and delivery of this Credit Agreement, each of the Credit Parties hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each of the Credit Parties further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 11.1, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Credit Party in any other jurisdiction.

                  (b) Each of the Credit Parties hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (c) TO THE EXTENT PERMITTED BY LAW, THE AGENT, EACH OF THE LENDERS AND EACH OF THE CREDIT PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  (d) (i) Without limiting the generality of subsections (a),
                  (b) and (c) of this Section 11.10, each Borrower agrees that any controversy or claim with respect to it arising out of or relating to this Credit Agreement or any of the other Credit Documents may, at the option of the Agent and the Lenders, be settled immediately by submitting the same to binding arbitration in Charlotte, North Carolina (or such other place as the parties may agree) in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Upon the request and submission of any controversy or claim for arbitration hereunder, the Agent shall give the Borrowers not less than 45 days written notice of the request for arbitration, the nature of the controversy or claim, and the time and place set for arbitration. Each Borrower agrees that such notice is reasonable to enable it sufficient time to prepare and present its case before the arbitration panel. Judgment on the award rendered by the arbitration panel may be entered in any court in which any action could have been brought or maintained, including without limitation any court of the State of North Carolina in Mecklenburg County, or of the United States for the Western District of North Carolina. The expenses of arbitration shall be paid by the Borrowers.

                           (ii) The provisions of subsection (d)(i) above are
                  intended to comply with the requirements of the Convention on the Recognition and Enforcement of Foreign Arbitral Awards (the "Convention"). To the extent that any provisions of such subsection (d)(i) are not consistent with or fail to conform to the requirements set out in the Convention, such subsection
                  (d)(i) shall be deemed amended to conform to the requirements of the Convention.

                           (iii) Each Borrower hereby specifically consents and
                  submits to the jurisdiction of the courts of the State of North Carolina in Mecklenburg County, or of the United States for the Western District of North Carolina, for purposes of entry of a judgment or arbitration award entered by the arbitration panel.

                           (iv) The Borrowers hereby irrevocably appoint
                  Corporation Service Network, with an address on the date hereof at 327 Hillsborough Street, Raleigh, NC 27603 (the "Domestic Process Agent"), as process agent in its name, place and stead to receive and forward service of any and all writs, summonses and other legal process in any suit, action or proceeding brought in the State of North Carolina, agree that such service in any such suit, action or proceeding may be made upon the Domestic Process Agent and agree to take all such action as may be necessary to continue said appointment in full force and effect or to appoint another agent so that the Borrowers will at all times have an agent in the State of North Carolina for service of process for the above purposes.

         11.11 Severability. If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         11.12 Entirety. This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

         11.13 Survival of Representations and Warranties. All representations and warranties made by the Credit Parties herein shall survive delivery of the Foreign Currency Notes and the making of the Foreign Currency Loans and the issuance of the Foreign Letters of Credit hereunder.

         11.14 Binding Effect; Termination of Credit Agreement.
               ------------------------------------------------

                  (a) This Credit Agreement shall become effective at such time on or after the Closing Date when it shall have been executed by the Borrowers, the Guarantor and the Agent, and the Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrowers, the Guarantor, the Agent and each Lender and their respective successors and assigns.

                  (b) The term of this Credit Agreement shall be until no Foreign Currency Loans, Foreign LOC Obligations or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding and until all of the Commitments hereunder shall have expired or been terminated.

         11.15 Judgment Currency.
               ------------------

                  (a) Each Credit Party's obligations hereunder to make payments in Dollars or in Pounds Sterling (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Agent or a Lender of the full amount of the Obligation Currency expressed to be payable to the Agent or such Lender under this Credit Agreement. If, for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, at the Dollar Equivalent or the Foreign Currency Equivalent, as applicable, determined in each case as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

                  (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, such amount payable by the applicable Credit Party shall be reduced or increased, as applicable, such that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

                           [Signature Page to Follow]

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWERS:                                  WESTPOINT STEVENS (UK) LIMITED
---------

                                            By
                                              --------------------------------

                                            Title
                                                 -----------------------------


                                            P.J. FLOWER & CO. LIMITED


                                            By
                                              --------------------------------

                                            Title
                                                 -----------------------------


GUARANTOR:                                  WESTPOINT STEVENS INC.
---------

                                            By
                                              --------------------------------

                                            Title
                                                 -----------------------------





                              [Signatures Continue]

LENDERS:                                    NATIONSBANK, N.A.,
-------                                     individually in its capacity as a
                                            Lender and in its capacity as Agent


Foreign Currency Commitment Percentage:     By
13.141631325%                                 ---------------------------------

                                            Name
                                                -------------------------------

                                            Title
                                                 ------------------------------


                                            Address:
                                            NationsBank, N.A.
                                            100 North Tryon Street
                                            NC 1-007-08-11
                                            Charlotte, N.C.  28255
                                            Attn:  J. Timothy Martin
                                            Telephone:  (704) 386-8385
                                            Telecopier:  (704) 386-1270


                                            THE BANK OF NEW YORK


Foreign Currency Commitment Percentage:     By
13.141631342%                                 ---------------------------------

                                            Name
                                                -------------------------------

                                            Title
                                                 ------------------------------


                                            Address:
                                            The Bank of New York
                                            One Wall Street, 22nd Floor
                                            New York, New York  10286
                                            Attn:  Gregory Batson
                                            Telephone:  (212) 635-6898
                                            Telecopier:  (212) 635-6434



                              [Signatures Continue]

                                            THE FIRST NATIONAL BANK OF BOSTON


Foreign Currency Commitment Percentage:     By
13.141631342%                                 ---------------------------------

                                            Name
                                                -------------------------------

                                            Title
                                                 ------------------------------


                                            Address:
                                            The First National Bank of Boston
                                            115 Perimeter Center Place, N.E.
                                            Suite 500
                                            Atlanta, Georgia  30346
                                            Attn:  Stephen Y. McGehee
                                            Telephone:  (770) 390-6524
                                            Telecopier:  (770) 393-4166


                                            THE FIRST NATIONAL BANK OF CHICAGO


Foreign Currency Commitment Percentage:     By
14.285714288%                                 ---------------------------------

                                            Name
                                                -------------------------------

                                            Title
                                                 ------------------------------


                                            Address:
                                            The First National Bank of Chicago
                                            One First National Plaza
                                            Chicago, Illinois 60670-0424
                                            Attn:  Courtenay R. Wood
                                            Telephone:  (312) 732-1563
                                            Telecopier:  (312) 732-5435





                              [Signatures Continue]

                                            THE NIPPON CREDIT BANK, LTD.


Foreign Currency Commitment Percentage:     By
13.141631342%                                 ---------------------------------

                                            Name
                                                -------------------------------

                                            Title
                                                 ------------------------------


                                            Address:
                                            The Nippon Credit Bank, Ltd.
                                            245 Park Avenue, 30th Floor
                                            New York, New York  10167
                                            Attn:  Clifford Abramsky
                                            Telephone:  (212) 984-1238
                                            Telecopier:  (212) 490-3895


                                            WACHOVIA BANK OF GEORGIA, N.A.


Foreign Currency Commitment Percentage:     By
14.285714288%                                 ---------------------------------

                                            Name
                                                -------------------------------

                                            Title
                                                 ------------------------------


                                            Address:
                                            Wachovia Bank of Georgia, N.A.
                                            191 Peachtree Street, N.E., 30th
                                            Floor
                                            Atlanta, GA  30303-1757
                                            Attn: Commercial Group
                                            Telephone: (404) 332-1382
                                            Telecopier: (404) 332-6920



                              [Signatures Continue]

                                            SUNTRUST  BANK, ATLANTA


Foreign Currency Commitment Percentage:     By
9.995403241%                                  ---------------------------------

                                            Name:  Wes Burton

                                            Title:  Vice President


                                            By
                                              ---------------------------------

                                            Name
                                                -------------------------------

                                            Title
                                                 ------------------------------

                                            Address:
                                            SunTrust Bank, Atlanta
                                            25 Park Place, NE, 23rd Floor
                                            Mail Code  126
                                            Atlanta, Georgia  30302
                                            Attn:  Wes Burton
                                            Telephone:  (404) 724-3893
                                            Telecopier:  (404) 588-8833


                                            AMSOUTH BANK OF ALABAMA


Foreign Currency Commitment Percentage:     By
4.290311048%                                  ---------------------------------

                                            Name
                                                -------------------------------

                                            Title
                                                 ------------------------------


                                            Address:
                                            AmSouth Bank of Alabama
                                            1900 5th Avenue North
                                            Birmingham, Alabama  35203
                                            Attn:  Alan Lott
                                            Telephone:  (205) 583-4474
                                            Telecopier:  (205) 583-4436




                              [Signatures Continue]

                                            ABN AMRO BANK, N.V., ATLANTA AGENCY


Foreign Currency Commitment Percentage:     By
4.576331784%                                  ---------------------------------

                                            Name
                                                -------------------------------

                                            Title
                                                 ------------------------------


                                            By
                                              ---------------------------------

                                            Name
                                                -------------------------------

                                            Title
                                                 ------------------------------



                                            Address:
                                            ABN AMRO Bank, N.V.
                                            Atlanta Agency
                                            One Ravinia Drive, Suite 1200
                                            Atlanta, GA  30346
                                            Attn: Mark Clegg
                                            Telephone: (770) 399-7399
                                            Telecopier: (770) 399-7397

                                  SCHEDULE 1.1A
                                  -------------

                           CALCULATION OF THE MLA COST

(a) The MLA Cost for any Foreign Currency Loan made by any Lender is calculated in accordance with the following formula:

         BY + L(Y-X) + S(Y-Z) % per annum = MLA Cost
         ---------------------
              100 - (B+S)

         where on the day of application of the formula:

         B is the percentage of such Lender's eligible liabilities which the Bank of England requires such Lender to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

         Y        is the interest rate applicable to such Foreign Currency Loan;

         L is the percentage of eligible liabilities which the Bank of England requires such Lender to maintain as secured money with members of the London Discount Market Association and/or as secured call money with certain money brokers and gilt-edged primary market makers;

         X is the rate at which secured Pounds Sterling deposits in the relevant amount may be placed by such Lender with members of the London Discount Market Association and/or as secured call money with certain money brokers and gilt-edged primary market makers at or about 11:00 a.m. on that day for the relevant period;

         S is the percentage of such Lender's eligible liabilities which the Bank of England requires such Lender to place as a special deposit; and

         Z is the interest rate per annum allowed by the Bank of England on special deposits.

(b)      For the purposes of this Schedule 1.1A:

         (i) "eligible liabilities" and "special deposits" have the meanings given to them at the time of application of the formula by the Bank of England;

         (ii)     "relevant period" means:

                  (A) in relation to any Foreign Currency Loan bearing interest on the basis of the Eurocurrency Rate, (1) if its Interest Period is 3 months or less, that Interest Period and (2) if its Interest Period is more than three months, each successive period of three months and any necessary shorter period comprised in that Interest Period; or

                  (B) in relation to any Foreign Currency Loan bearing interest on the basis of the Interim Foreign Currency Rate, each day that such Foreign Currency Loan is outstanding.

         (c) In application of the formula, B, Y, L, X, S and Z are included in the formula as figures and not as percentages, e.g. if B=0.5% and Y=15%, BY is calculated as 0.5 x 15.

         (d)      (i)      The formula is applied (A) in relation to any Foreign
                           Currency Loan bearing interest on the basis of the Eurocurrency Rate, on the first day of each Interest
                           Period of such Foreign Currency Loan and (B) in relation to any Foreign Currency Loan bearing interest on the basis of the Interim Foreign Currency
                           Rate, on each day.

                  (ii) Each rate calculated in accordance with the formula is, if necessary, rounded upward to four decimal places.

         (e) If the Agent determines that a change in circumstances has rendered, or will render, the formula inappropriate, the Agent shall notify the Borrower of the manner in which the MLA Cost will subsequently be calculated. The manner of calculation so notified by the Agent shall, in the absence of manifest error, be binding on all the parties.

                                  SCHEDULE 1.1B
                                  -------------
                           FORM OF NOTICE OF BORROWING

NationsBank, N.A.,
  as Agent for the Lenders
35 New Broad Street
GB1-001-01-01
London, England  EC2M 1NH

Ladies and Gentlemen:

         The undersigned, [WestPoint Stevens (U.K.) Limited] or [P.J. Flower & Co. Limited] refers to the Credit Agreement dated as of January 23, 1997 (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrowers, the other Credit Parties party thereto, the Lenders party thereto and NationsBank, N.A., as Agent.

         Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         The undersigned hereby gives you notice that it requests a Foreign Currency Loan advance in accordance with the provisions of Section 2.1 of the Credit Agreement and in connection therewith sets forth below the terms on which such Foreign Currency Loan advance is requested to be made:

(A)      Date of Borrowing
         (which is a Business Day)  _______________________

(B)      Principal Amount of
         Borrowing                  _______________________

(C)      Interest Period and the
         last day thereof           _______________________

         The delivery of this Notice of Borrowing shall constitute a representation and warranty by the undersigned of the correctness of the matters specified in subsections (ii), (iii), (iv), and (v) of Sections 5.2.


                                     Very truly yours,

                                     [WESTPOINT STEVENS (U.K.) LIMITED]
                                     [P.J. FLOWER & CO. LIMITED]

                                     By:
                                     Title:

                                  SCHEDULE 1.1C
                                  -------------

                           FORM OF NOTICE OF EXTENSION

NationsBank, N.A.,
  as Agent for the Lenders
35 New Broad Street
GB1-001-01-01
London, England  EC2M 1NH

Ladies and Gentlemen:

         The undersigned, [WestPoint Stevens (U.K.) Limited] [P.J. Flower & Co. Limited], refers to the Credit Agreement dated as of January 23, 1997 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrowers, the other Credit Parties party thereto, the Lenders and NationsBank, N.A., as Agent.

         Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         The undersigned hereby gives notice pursuant to Section 3.2 of the Credit Agreement that it requests an extension of a Foreign Currency Loan outstanding under the Credit Agreement, and in connection herewith sets forth below the terms on which such extension is requested to be made:

(A)      Date of Extension
         (which is the last day of the
         the applicable Interest Period)  _______________________

(B)      Principal Amount of
         Extension                        _______________________

(C)      Interest Period and the
         last day thereof                 _______________________

         The delivery of this Notice of Extension shall constitute a representation and warranty by the undersigned of the correctness of the matters specified in subsections (ii), (iii), (iv), and (v) of Sections 5.2.

                                     Very truly yours,

                                     [WESTPOINT STEVENS (U.K.) LIMITED]
                                     [P.J. FLOWER & CO. LIMITED]

                                     By:
                                     Title:

                                 SCHEDULE 2.5(E)
                                 ---------------
                                     FORM OF
                              FOREIGN CURRENCY NOTE

                                                                January 23, 1997


         FOR VALUE RECEIVED, [WESTPOINT STEVENS (UK) LIMITED] [P.J. FLOWER & CO. LIMITED], a limited liability company incorporated in England (the "Borrower"), hereby promises to pay to the order of __________________________, its successors and assigns (the "Lender"), at the office of NationsBank, N.A., as Agent (the "Agent"), at 35 New Broad Street, GB1-001-01-01, London, England ECM 12H (or at such other place or places as the holder hereof may designate), at the times set forth in the Credit Agreement, dated as of January 23, 1997, among the Borrower, [WestPoint Stevens (UK) Limited/P.J. Flower & Co.], WestPoint Stevens Inc., the Lenders and the Agent (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Termination Date, the aggregate unpaid principal amount of all Foreign Currency Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof at said place and account, on the dates and at the rate in accordance with Section 2.1(d) of the Credit Agreement. Each payment on account of an amount due from the Borrower hereunder shall be made in Pounds Sterling at the place and time of payment set forth in Section 3.13(b) of the Credit Agreement. Without limiting the terms of the preceding sentence, accrued interest on any Foreign Currency Loan shall be payable in Pounds Sterling.

         Upon the occurrence and during the continuance of an Event of Default the balance outstanding hereunder shall bear interest as provided in Section 3.1 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Foreign Currency Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Foreign Currency Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

         All borrowings evidenced by this Foreign Currency Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on Schedule A attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Foreign Currency Note.

         THIS FOREIGN CURRENCY NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the Borrower have caused this Foreign Currency Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                      [WESTPOINT STEVENS (UK) LIMITED]
                                      [P.J. FLOWER & CO. LIMITED]


                                      By
                                        -------------------------------------

                                      Title
                                           ----------------------------------

                                SCHEDULE A TO THE
                              FOREIGN CURRENCY NOTE
                             DATED JANUARY 23, 1997

                                                                       Unpaid                    Name of
                                                                       Principal                 Person
                  Interest                   Payments                  Balance                   Making
Date              Period            Principal         Interest         of Note          Notation
----              ------            ---------         --------         -------          --------
